UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28875 Cabot Drive, Novi, MI	48377
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 348-9735

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 1, 2026 (the “Closing Date”), Gentherm Incorporated, a Michigan corporation (“Gentherm”), and Modine Manufacturing Company, a Wisconsin corporation (“Modine”), announced that they consummated the previously announced spin-off of Modine’s Performance Technologies business (the “SpinCo Business”) and the combination of the SpinCo Business with Gentherm. In accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of January 29, 2026 (the “Merger Agreement”), by and among Gentherm, Modine, Platinum SpinCo Inc., a Delaware corporation and a wholly owned subsidiary of Modine (“SpinCo”), and Platinum Gold Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gentherm (“Merger Sub”), and the Separation Agreement, dated as of January 29, 2026 (the “Separation Agreement”), by and among Gentherm, Modine and SpinCo, (1) Modine transferred, and SpinCo accepted and assumed, all of the rights, titles and interests to and under certain assets and liabilities relating to the SpinCo Business such that the SpinCo Business was separated from the remainder of Modine’s businesses (the “Separation”), (2) following the Separation, Modine distributed, on a pro rata basis (the “Distribution”), one share of SpinCo common stock, par value $0.001 per share (“SpinCo Common Stock”) for each share of Modine common stock, par value $0.625 per share (“Modine Common Stock”), held by Modine shareholders as of the close of business on September 28, 2026 (the “Record Date”, and such holders of Modine Common Stock as of the Record Date, the “Record Date Modine Shareholders”), and (3) following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo surviving the Merger as a wholly owned subsidiary of Gentherm under the name “Modine Global, Incorporated” (the “Merger”), and each share of SpinCo Common Stock (except for any such shares held as treasury stock, or held by Modine, SpinCo or any subsidiary of Modine, if any, which shares were canceled) was converted into the right to receive 0.44619 shares of common stock, no par value, of Gentherm (“Gentherm Common Stock”) together with cash in lieu of any fractional share of Gentherm Common Stock (collectively, the “Transactions”).

Pursuant to the terms of the Separation Agreement, prior to the Distribution and the Merger, SpinCo made a cash distribution to Modine of $156 million. In connection with the Transactions, Gentherm also declared a special cash dividend (the “Cash Dividend”) in an aggregate amount equal to $63,500,492, or $2.07 per share of Gentherm Common Stock. The Cash Dividend will be payable in cash on October 7, 2026, to Gentherm shareholders of record as of the close of business on September 28, 2026. As such, Record Date Modine Shareholders who received shares of Gentherm Common Stock in the Merger will not be entitled to the Cash Dividend with respect to shares of Gentherm Common Stock issued on October 1, 2026.

Upon completion of the Transactions, Gentherm issued 23,735,961 shares of Gentherm Common Stock to the Record Date Modine Shareholders. As a result, the Record Date Modine Shareholders owned approximately 43.62% of the outstanding shares of Gentherm Common Stock (without taking into account any overlapping shareholder ownership), and continuing Gentherm shareholders owned approximately 56.38% of the outstanding shares of Gentherm Common Stock (without taking into account any overlapping shareholder ownership). As a result of the Merger, Merger Sub ceased to exist as a separate legal entity, and SpinCo became a wholly owned subsidiary of Gentherm.

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreements

On the Closing Date, in connection with the consummation of the Transactions and in accordance with the Merger Agreement and the Separation Agreement, Gentherm, Modine and SpinCo, entered into certain additional agreements, including:

•

a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to taxes, tax benefits and attributes, the preparation and filing of tax returns, responsibility for and preservation of the intended tax treatment of the transactions contemplated by the Separation Agreement and certain other tax matters, including imposition of restrictions on the parties with respect to actions that could cause the Separation and the Distribution to fail to qualify for their intended tax treatment and allocation of responsibility among the parties for taxes that may arise if the Transactions fail to qualify for their intended tax treatment;

•

an Employee Matters Agreement (the “Employee Matters Agreement”), which governs the parties’ obligations with respect to the transfer of the employment of certain employees of Modine and of the SpinCo Business and other employee-related matters, including allocation among the parties of assets, liabilities and responsibilities related to employee benefit plan and compensation arrangements and with respect to terms of employment, benefit plan transition and coverage and other compensation and labor matters, as well as responsibility for employee and benefit plan liabilities for certain employees of Modine and of the SpinCo Business;

•

an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), which allocates rights and interests in certain intellectual property rights used in the respective businesses of SpinCo and Modine, including a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive license under the intellectual property (other than trademarks, Internet domain names and social media accounts) owned by the licensor and used in the operation of the licensee’s business to use, make, have made, sell and otherwise exploit the licensee’s products or services in the licensee’s field of business and the improvements, enhancements and natural evolutions and extensions thereof (but excluding the field of the licensor’s business as of the Separation);

•

a Transition Services Agreement (the “Transition Services Agreement”), which governs, among other things, the parties’ respective rights and obligations with respect to the provision of certain transition services on a transitional basis following the Closing to facilitate the transition of the SpinCo Business to Gentherm and the operation of Modine’s remaining businesses following the Separation, including Modine’s provision to SpinCo of various services (which may include HR, legal, supply chain, administrative, finance and accounting and IT) for durations anticipated to range from one to three months up to 12 months and SpinCo’s provision to Modine of certain IT-related services for durations anticipated to range up to 12 months; and

•

a Trademark Matters Agreement (the “Trademark Matters Agreement”), which grants to Modine a royalty-free license to use the “Modine” trademark to advertise, market, distribute and sell certain products and services for Modine’s commercial, industrial, and building heating, ventilation, air conditioning, and refrigeration (“HVAC&R”) and heat transfer products businesses, with the license in the field of Modine’s HVAC&R business to be exclusive for the first four years, then non-exclusive thereafter, and the license with respect to Modine’s heat transfer business to be non-exclusive. In addition, SpinCo granted Modine a royalty-free, non-exclusive transitional license to use the “Modine” trademark as otherwise used in Modine’s business as of the Separation: (a) for up to two years after the Distribution, with three months thereafter to sell off inventory manufactured or labeled with the trademarks; and (b) for up to two years after the Distribution to exhaust existing stock of signs, advertising, promotional and other materials bearing the “Modine” trademark. The initial term of the license is four years for the HVAC&R business, renewing thereafter for successive two-year periods unless Modine notifies SpinCo of non-renewal, provided that Modine is not in material breach of the agreement. The term of the license is two years for the heat transfer business.

A summary of the material terms of each of the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Transition Services Agreement and the Trademark Matters Agreement described above is also contained in the section entitled “Additional Agreements Related to the Separation, the Distribution and the Merger” in Gentherm’s Registration Statement on Form S-4 (Registration No. 333-297224), as amended, which was declared effective by the Securities and Exchange Commission on August 12, 2026 (the “Gentherm Registration Statement”), which description is incorporated herein by reference. Each of the foregoing descriptions and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each of the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Transition Services Agreement and the Trademark Matters Agreement, as applicable, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Financing Matters

SpinCo Credit Agreement

On June 29, 2026, SpinCo entered into that certain Credit Agreement with the guarantors and lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) (as amended, the “Credit Agreement”), which provided for a senior secured delayed draw term loan facility in an aggregate committed principal amount of $250.0 million (the “DDTL Facility”). On the Closing Date, SpinCo borrowed $250.0 million of term loans under the DDTL Facility (the “Term Loans”), the proceeds of which were used by SpinCo on the Closing Date to pay the SpinCo Cash Distribution, the Cash Transfer and for general corporate purposes.

Upon consummation of the Transactions and pursuant to the Merger, SpinCo became a wholly owned subsidiary of Gentherm. Thereafter on the Closing Date, Gentherm entered into (i) that certain Mirror Transactions Funding Date Company Joinder, dated as of the Closing Date, with SpinCo and the Administrative Agent, pursuant to which Gentherm has guaranteed the obligations of SpinCo under the Credit Agreement, and (ii) that certain Supplement to Pledge and Security Agreement, dated as of the Closing Date (the “Security Agreement Supplement”), with the other parties thereto, in favor of the Administrative Agent, pursuant to which Gentherm has granted a security interest in substantially all of its assets to secure the obligations under the Credit Agreement, subject to customary exceptions. The domestic subsidiaries of Gentherm that are borrowers or guarantors under that certain Third Amended and Restated Credit Agreement, dated as of June 29, 2026 (as amended, the “Gentherm Credit Agreement”), by and among Gentherm, as a borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “RCF Agent”), swing line lender and L/C issuer, entered into (i) that certain Subsidiary Guaranty, dated as of the Closing Date, in favor of the Administrative Agent, pursuant to which such domestic subsidiaries have guaranteed the obligations of SpinCo under the Credit Agreement, and (ii) the Security Agreement Supplement, pursuant to which such domestic subsidiaries have granted a security interest in substantially all of their assets to secure the obligations under the Credit Agreement, subject to customary exceptions.

The obligations under the Credit Agreement are unconditionally guaranteed by Gentherm and certain of Gentherm’s wholly-owned domestic subsidiaries, subject to customary exceptions, and are secured by substantially all of the assets of SpinCo, Gentherm and the other guarantors, subject to customary exceptions.

The Term Loans bear interest, at SpinCo’s option, at either (i) term SOFR plus a margin in a range of 1.125% to 2.000% per annum (based on the consolidated net leverage ratio of Gentherm and its subsidiaries from time to time) or (ii) the base rate plus a margin in a range of 0.125% to 1.000% per annum (based on the consolidated net leverage ratio of Gentherm and its subsidiaries from time to time). SpinCo also paid a ticking fee with respect to the DDTL Facility that accrued during the period from June 29, 2026 to the Funding Date at a rate equal to 0.175% per annum on the unfunded commitments thereunder.

The Credit Agreement contains customary affirmative and negative covenants, including restrictions on liens, investments, indebtedness, fundamental changes, dispositions, restricted payments, changes in nature of business, transactions with affiliates, burdensome agreements, use of proceeds, amendments of organizational documents, material IP rights, accounting changes, prepayments of junior indebtedness, sanctions and anti-corruption laws. The Credit Agreement also requires that Gentherm maintain a minimum consolidated interest coverage ratio and a maximum consolidated net leverage ratio. The Credit Agreement additionally contains customary events of default.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

In connection with the closing of the Transactions, the parties agreed that the board of directors of Gentherm (the “Board”) would appoint one director selected by Modine after consultation in good faith with Gentherm. Modine waived its right to designate a second director under the Merger Agreement. Accordingly, effective October 1, 2026, the Board increased the size of the Board from 9 to 10 members and appointed Paul Mascarenas to the Board to fill the vacancy so created. Mr. Mascarenas will serve for a term expiring at Gentherm’s 2027 annual meeting of shareholders (the “2027 annual meeting”) and until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Pursuant to the Merger Agreement, Mr. Mascarenas will also be nominated for election as a director nominee at the 2027 annual meeting. The Board also appointed Mr. Mascarenas to the Technology Committee of the Board.

Since October 2014, Mr. Mascarenas has served as a venture partner and member of the general partnership of Fontinalis Partners, a strategic investment firm focused on growing start-ups and early stage companies in next-generation mobility and enabling technologies. From 1982 to 2014, Mr. Mascarenas held varying positions of increasing responsibility at Ford Motor Company (NYSE: F), including serving as Corporate Vice President and Chief Technical Officer from 2011 to 2014, leading Ford’s worldwide research and advanced engineering activities and overseeing the development and implementation of Ford’s technology strategy. He also served as Ford’s Vice President Global Engineering, Vice President North American, Vehicle Programs and Engineering, and Executive Director, Product Development.

Mr. Mascarenas currently serves on the board of directors of: ON Semiconductor Corporation (Nasdaq: ON) since November 2014, including currently as a member of the Executive Committee and the Governance and Sustainability Committee and as the Chair of the Human Capital and Compensation Committee; and Neo Performance Materials Inc. (TSX: NEO) since June 2025, including currently as a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Mascarenas previously served on the board of directors of numerous companies, including: Aebi-Schmidt Group (Nasdaq: AEBI; formerly known as the Shyft Group prior to its merger with Aebi-Schmidt Holdings) from June 2018 to May 2026; United States Steel Corporation (NYSE: X) from March 2016 until its merger with Nippon Steel Corporation (TYO: 5401) in June 2025; BorgWarner Inc. (NYSE: BWA) from July 2018 to December 2022 and Mentor Graphics Corporation (Nasdaq: MENT) from March 2015 to March 2017. Mr. Mascarenas also has served on the boards of various non-profit organizations, including SAE (Society of Automotive Engineers) International, BABC (British American Business Council) Michigan and FISITA (The International Federation of Automotive Engineering Societies). Further, he has held numerous advisory roles, including for the British American Business Council, Magna International, Oak Ridge National Laboratory and SAE China-International Advisory Committee.

Mr. Mascarenas has a B.Sc degree in Mechanical Engineering from King’s College University of London in England and an honorary doctorate degree from Chongqing University in China. He also was awarded an OBE (Officer of the Order of the British Empire) by Her Majesty Queen Elizabeth II, in recognition of his services to the automotive industry.

Mr. Mascarenas is an independent director, and he will be compensated in accordance with Gentherm’s non-employee director compensation program. Mr. Mascarenas has no family relationships with any director or executive officer of Gentherm, and there are no transactions in which Mr. Mascarenas has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On September 29, 2026, in connection with the Transactions and as approved by Gentherm’s shareholders at a special meeting held on September 10, 2026, Gentherm amended its Second Amended and Restated Articles of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Gentherm Common Stock from 55,000,000 shares of Gentherm Common Stock to 110,000,000 shares of Gentherm Common Stock.

The foregoing description of the Charter Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Charter Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2026, Gentherm issued a press release announcing the closing of the Transactions and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 herein and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the SpinCo Business

The audited combined financial statements of the SpinCo Business as of March 31, 2026 and 2025, and for each of the three years in the period ended March 31, 2026, and the notes related thereto, were included in the Gentherm Registration Statement, and are incorporated herein by reference.

The unaudited interim combined financial statements of the SpinCo Business as of June 30, 2026 and for the three months ended June 30, 2026 and June 30, 2025, and the related notes thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference

(b)	Pro Forma Information

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description

2.1†	Separation Agreement, dated as of January 29, 2026, by and among Modine Manufacturing Company, Gentherm Incorporated, and the other parties named therein (incorporated by reference to Exhibit 2.1 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026) (File No. 001-14010)).

2.2†	Agreement and Plan of Merger, dated as of January 29, 2026, by and among Gentherm Incorporated, Modine Manufacturing Company, and the other parties named therein (incorporated by reference to Exhibit 2.2 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026) (File No. 001-14010)).

3.1	Certificate of Amendment to the Second Amended and Restated Articles of Incorporation of Gentherm Incorporated.

10.1†	Tax Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, Platinum SpinCo Inc. and Gentherm Incorporated.

10.2†	Employee Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, Platinum SpinCo Inc. and Gentherm Incorporated.

10.3†	Intellectual Property Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, Platinum SpinCo Inc. and Gentherm Incorporated.

10.4†	Transition Services Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company and Platinum SpinCo Inc.

10.5†	Trademark Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company and Platinum SpinCo Inc.

10.6†	Credit Agreement, dated as of June 29, 2026, by and among Platinum SpinCo Inc., the guarantors and lenders from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.6 to Gentherm Incorporated’s Registration Statement on Form S-4 filed on July 2, 2026) (File No. 333-297224).

99.1	Press release, dated as of October 1, 2026.

99.2	Audited combined financial statements of the SpinCo Business as of March 31, 2026 and 2025 and for the fiscal years ended March 31, 2026, 2025 and 2024 (incorporated by reference to the Performance Technologies Business Combined Financial Statements included starting on page F-4 of Gentherm’s Registration Statement on Form S-4 (Registration Statement No. 333-297224), filed with the SEC on August 5, 2026).

99.3	Unaudited interim combined financial statements of the SpinCo Business as of June 30, 2026 and for the three months ended June 30, 2026 and June 30, 2025.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

†

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. Gentherm agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary